UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2019

PCT LTD

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01 Regulation FD Disclosure

PCT LTD Schedules Investor Update Conference Call

Little River, South Carolina, February 14, 2020 … PCT LTD (OTC:PINK “PCTL”) (“PCTL” or the “Company”) will hold an investor update conference call at 11:00 a.m. EST on Thursday, February 20, 2020. The Company will be discussing preliminary results from 2019 and other business progress.

The conference call will be accessed by phone call by dialing 1(530) 881-1212, pass code 615-253-385#, within the United States. It is recommended that participants call approximately 5 minutes prior to the scheduled start time. A transcript of the call will be available on the Company's website shortly following the call.

In order for the conference call to be as efficient as possible, please email all questions to info@chesapeakegp.com at least one day prior to the call. This will allow the company to address as many inquiries as possible during this timeframe.

PCTL uses its website to disclose material and non-material information to investors, customers, employees and others interested in the Company. To receive regular updates on PCTL’s news or SEC filings, please sign-up for email notices and newsletters with the Company’s Investors relations firm, Chesapeake Group.

About PCT LTD:

PCT LTD (“PCTL”) focuses its business on acquiring, developing and providing sustainable, environmentally safe disinfecting, cleaning and tracking technologies products. The company acquires and holds rights to innovative products and technologies, which are commercialized through its wholly owned operating subsidiary, Paradigm Convergence Technologies Corporation (PCT Corp). Currently trading on OTC, "PCTL" aspires to and is actively engaged in preparations for up listing its common stock to a national securities exchange. The Company established entry into its target markets with commercially viable products in the United States and now continues to gain market share in the U.S. and U.K.

Investor & Media Contacts:

Brokers and Analysts:

Chesapeake Group

+1-410-825-3930

info@chesapeakegp.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCT LTD

By: /s/ Gary J. Grieco

Gary J. Grieco, President

Date: February 19, 2020